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                                                                 EXHIBIT 10.3


                             KOSS ELECTRONICS, INC.
                     SPECIAL MEETING OF BOARD OF DIRECTORS
                                  JULY 1, 1968

      A special meeting of the Board of Directors of KOSS ELECTRONICS, INC. was held at the office of the Company at Milwaukee, Wisconsin, on the lst day of July, 1968.

      A notice of the meeting had been mailed to all Directors on June 28, 1968, a copy of which notice is attached to these minutes, and all directors except Curtis Wemple and Marion Evans were present at the meeting

      John C. Koss, the President, called the meeting to order and presided. John D. Cahill, the Secretary, recorded the minutes.

      The President stated that the purpose of this meeting was to consider the adoption of a program and plan for the payment of medical and dental expenses incurred by the President and the various Vice Presidents of the company. It was the consensus of the meeting that such a program would be economically feasible and would benefit the company by way of increased employee morale and efficiency.

      After discussion as to the relative merits of various types of plans, and after presentation by the attorneys for the company of a written proposed plan, the following resolution was unanimously adopted:

      WHEREAS, KOSS ELECTRONICS, INC. desires to pay the medical and dental expenses of the company's President and various Vice Presidents and their families, subject to certain limitations set forth hereinafter, and

      WHEREAS, notice of this plan shall be given to the said employees of the company;

      NOW, THEREFORE, BE IT RESOLVED, that the company shall pay the medical and dental expenses of the company's President and the various Vice Presidents and their families pursuant to the following plan:

                          "MEDICAL REIMBURSEMENT PLAN"

      1. The Plan, as herein set forth, shall become effective on the date of this meeting, July 1, 1968.

      2. The Company will reimburse at least quarterly the President and any Vice President, who is employed by the Company on a full-time basis, for all expenses incurred by such President or Vice President for the medical and dental care (as defined in Section 213(e) of the Internal Revenue Code of 1954 or as hereafter amended) of such President or Vice President, his spouse and his dependents (as

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      defined in Section 152 of the Internal Revenue Code of 1954 or as
      hereafter amended). The President or a Vice President shall be considered as employed on a full-time basis for the purposes of this Plan if he customarily works at least seven (7) months in each year and twenty (20) hours in each week. Expenses for medical and dental care as so defined in
      Section 213(e) shall include all amounts paid for hospital bills, doctor and dental bills, drums and premiums on health or accident insurance, including hospitalization, surgical, and medical insurance. Dependents as so defined in Section 152, includes any member of such officer's family over one-half of whose support is furnished by such officer.

      3. The Company may, in its discretion, pay directly any or all of the above defined expenses in lieu of making, reimbursement therefor. In such event, the Company shall be relieved of all further responsibility with respect to that particular medical expense.

      4. The reimbursement to, or the payment on behalf of, any one of the covered employees, including his spouse and his dependents, shall be limited in any calendar year to ten (10%) per cent of that covered employee's salary for that calendar year.

      5. Any covered employee applying for reimbursement under this plan shall submit to the Company, at least quarterly, all hospitalization, dental or other medical bills, including premium notices for accident or health insurance for verification by the Company prior to payment. A failure to comply herewith may, at the discretion of the Company, terminate such covered employee's right to said reimbursement.

      6. Reimbursement or payment provided under this plan shall be made by the Company only in the event and to the extent that such reimbursement is not provided for under any insurance policy or policies, whether owned by the company or the covered employee, or under any other health and accident or wage continuation plan. In the event that there is such a policy in effect, providing for reimbursement or payment in whole or in part, then to the extent of the coverage under such policy or plan, the Company shall be relieved of any and all liability thereunder.

      7. It is the intention of the Company that benefits payable under this Plan shall be eligible for exclusion from the gross income of the officers covered by this plan, as provided by Section 105 of the Internal Revenue Code of 1954, or as hereafter amended.

      8. Any person hereafter becoming the President or a Vice President of this Company employed on a full-time basis, shall be eligible for the benefits provided under this plan.

      9. A copy of this plan shall be given to the present President and any future President and the present Vice Presidents and any future Vice Presidents of this Company, who are employed on a full-time basis.

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      10.   This plan shall be subject to termination at any time hereafter by affirmative vote of the Board of Directors of the Company; provided, however, that such termination shall not affect any right to claim reimbursement for medical expenses under the provisions of this plan arising prior to said termination.

      BE IT FURTHER RESOLVED, that the proper officers of the corporation be, and they hereby are, authorized, empowered, and directed to do and perform any and all acts and deeds necessary to carry out such plan, and,

      BE IT FURTHER RESOLVED, that the officers of the corporation be, and they hereby are, directed to conform to the requirements of Section 105 of the Internal Revenue Code of 1954 or as hereafter amended.

      There being no further business, the meeting was duly adjourned.


                                          ____________________________________
                                          John D. Cahill, Secretary


APPROVED BY DIRECTORS:


______________________________            _____________________________________
John C. Koss                              John D. Cahill

______________________________            _____________________________________
Martin Lange, Jr.                         Earl L. Koss

______________________________            _____________________________________
Curtis B. Wemple                          Allen R. Korbel

______________________________
Marion Evans